Exhibit 99

Bassett Furniture Industries, Inc.	J. Michael Daniel
P.O. Box 626	Senior Vice President and
Bassett, VA 24055	Chief Financial Officer
(276) 629-6614 – Investors

Peter D. Morrison
Vice President of Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release

Manufacturing and Retail Update

(Bassett, Va.) – April 24, 2020 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) announced today that it will resume production at its manufacturing locations next week following the temporary closures due to the COVID-19 pandemic. The Company is resuming production at a limited capacity to work through its existing backlog and to be in a position to service expected demand as the economy begins to reopen for business.

The Company also announced the reopening of 20 of the 66 company-owned Bassett Home Furnishings stores this weekend. Retail distribution centers have been reopened and are making home deliveries. Additional stores are expected to reopen in the coming weeks when permitted based on applicable state and local guidelines.

“We are following the developing return to work protocols on a daily basis as we seek to ramp up our retail network and manufacturing facilities as they are permitted to do so,” said Rob Spilman, Chairman and Chief Executive Officer. “Our plan to reopen is driven by our mandate to comply with state and local guidelines and to keep our work environments, our employees and our customers safe while keeping mindful of our need to preserve cash and ensure our future liquidity.”

The Company values the health and safety of its employees and customers and has put in place stringent protocols based on Centers for Disease Control and Prevention (CDC) and state guidelines.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality home furnishings. With 100 company- and licensee-owned stores at the time of this release, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. Bassett’s retail strategy includes stylish, custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, free in-home design visits, and coordinated decorating accessories. Bassett also has a traditional wholesale business with more than 700 accounts on the open market, across the United States and internationally and a logistics business specializing in home furnishings. For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the date of this release, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements. Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions (including, without limitation, the effects on revenue, supply and demand resulting from the duration and extent of the COVID-19 pandemic) and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.